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Part C
Exhibit (19) (b)

Bowes Investment Trust
Bank and Insurance Fund

CONSENTS OF PERSONS TO SERVE AS TRUSTEES

        The undersigned person is named as a Trustee of Bowes Investment Trust in the Statement of Additional Information filed by such Trust under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and hereby consents to the use of his name in such Statement of Additional Information.

                               /s/    Robert B. Bowes

                               Robert B. Bowes

                               /s/    Harry M.K. Johnston

                               Harry M.K. Johnston

                               /s/    Louis M. Marmon

                               Louis M. Marmon

                               /s/    Thomas P.F. Kiely

                               Thomas P.F. Kiely





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